     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998
                                              REGISTRATION NO. 333-_____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               PAYMENTECH, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                                         75-2634185
------------------------------------        ------------------------------------
(State of Incorporation)                    (I.R.S. employer identification no.)

     1601 Elm Street, 8th Floor
     Dallas, Texas                                         75201
------------------------------------        ------------------------------------
                                                         (Zip code)

               Employee Stock Purchase Plan of Paymentech, Inc.
--------------------------------------------------------------------------------
                           (Full title of the plan)

 Philip E. Taken, Chief Administrative Officer, Secretary  and General Counsel
                               Paymentech, Inc.
                          1601 Elm Street, 9th Floor
                             Dallas, Texas  75201
                                (214) 849-2000
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================

                                              Proposed Maximum        Proposed Maximum
Title of Securities to     Amount to be      Offering Price Per    Aggregate Offering Price      Amount of
    be Registered          Registered (4)      Share (1)(2)                (2)              Registration Fee (3)

================================================================================================================
  Common Stock, par
  value $.01 per share        250,000           $19.2188                 $4,804,688               $1,417.38

================================================================================================================

(1) Estimated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on June 19, 1998.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein; and covers an indeterminate amount of interests to be offered or sold pursuant to the antidilution provisions of the Employee Stock Purchase Plan.

================================================================================


                                EXPLANATORY NOTE

     On April 22, 1998 the Board of Directors of Paymentech, Inc. (the "Registrant") approved an amendment to the Registrant's Employee Stock Purchase Plan (the "Plan"). The amendment increased the maximum number of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Plan by 250,000. This Registration Statement on Form S-8 relates to the 250,000 additional shares of Common Stock issuable pursuant to the provisions of the Plan as a result of the amendment. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of its Registration Statement on Form S-8 (No. 333-17645). Following the filing of this Registration Statement, a total of 400,000 shares will be registered for issuance pursuant to the Plan.

ITEM 8.   EXHIBITS

        *5.1 Opinion of Philip Taken regarding the legality of the securities being registered.

        *23.1  Consent of Philip Taken (included in Exhibit 5.1).

        *23.2  Consent of Ernst & Young LLP, independent accountants.

        *24 Powers of Attorney (included on signature page of this registration statement).

        *99.1 First Amendment to the Employee Stock Purchase Plan of Paymentech, Inc.


-------------------
 * Filed herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 25, 1998.


                              PAYMENTECH, INC.


                              By: /s/ Pamela H. Patsley
                                  -----------------------
                                   President
                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Paymentech, Inc. and each of us, do hereby constitute and appoint Pamela H. Patsley and Philip E. Taken, our true and lawful attorneys and agents, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes shall do or cause to be done by virtue hereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.

            SIGNATURE                           TITLE
            ---------                           -----

/s/ John C. Tolleson                       Chairman of the Board
--------------------------------
       John C. Tolleson

/s/ Pamela H. Patsley                      President, Chief Executive Officer
--------------------------------           and Director
       Pamela H. Patsley                   (Principal Executive Officer)

/s/ Kathryn J. Kessler                     Chief Accounting Officer
--------------------------------           (Principal Financial Officer)
       Kathryn J. Kessler

/s/ Gene H. Bishop                         Director
--------------------------------
       Gene H. Bishop


/s/ Rupinder S. Sidhu                      Director
--------------------------------
       Rupinder S. Sidhu

EMPLOYEE STOCK PURCHASE PLAN OF PAYMENTECH, INC.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 25, 1998.


                                Employee Stock Purchase Plan of Paymentech, Inc.


                                By: /s/ Mary Baker
                                   ---------------------------------------------
                                    Mary Baker, Committee Member

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description of Exhibit
-----------    ----------------------

*  5.1         Opinion of Philip Taken regarding the legality of the securities being registered.

*  23.1        Consent of Philip Taken (included in Exhibit 5.1).

*  23.2        Consent of Ernst & Young LLP, independent accountants.

*  24          Powers of Attorney (included on signature page of this
               registration statement).

*  99.1.       First Amendment to the Employee Stock Purchase Plan of
               Paymentech, Inc.



*  Filed herewith.